EXHIBIT 99.1



                    CERTIFICATION PURSUANT TO 18 U.S.C. 1350,
      AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-QSB for the period ended March 31, 2003 (the "Report") of Centrex, Inc. (the "Registrant"), as filed with the Securities and Exchange Commission on the date hereof, I, Thomas R. Coughlin, Jr. the Chief Executive Officer and the Chief Financial Officer of the Registrant certify, to the best of my knowledge, information and belief, that:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


                                   /s/ THOMAS R. COUGHLIN, JR.
                                   ------------------------------
                                   Thomas R. Coughlin, Jr.
                                   Chief Executive Officer
                                   Chief Financial Officer
                                   Centrex, Inc.


Date: May 20, 2003